                                                                    EXHIBIT 11.1

                           COMMEMORATIVE BRANDS, INC.

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                   SIX MONTHS ENDED
                                                              ---------------------------
                                                              FEBRUARY 26,   FEBRUARY 27,
                                                                  2000           1999
                                                              ------------   ------------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
Net income to common stockholders...........................    $    267       $    486
                                                                ========       ========
Weighted average common shares outstanding..................     375,985        377,156
                                                                ========       ========
Weighted average common and common equivalent shares
  outstanding...............................................     375,985        377,156
                                                                ========       ========
Basic income per share......................................    $   0.71       $   1.29
                                                                ========       ========
Diluted income per share....................................    $   0.71       $   1.29
                                                                ========       ========
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